Exhibit 23.1


                             Glasser & Haims, P.C.
                          Certified Public Accountants
                                99 West Hawthorne
                            Valley Stream, NY 11580


                         INDEPENDENT AUDITORS'S CONSENT


     We consent to use in this amended Registration Statement of China Cable and Communications, Inc. (the "Company") on Form SB-2 our report dated November 21, 2001 relating to the Company's financial statements appearing in this Prospectus, which is part of this Registration Statements.

     We also consent to the reference to us under the heading "Experts" in this Registration Statement.


                                        GLASSER & HAIMS, C.P.A., P.C.

                                        /s/  Irwin M. Haims
                                        ----------------------------------------

                                        Valley Stream, New York
                                        December 5, 2003